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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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VIA NET.WORKS, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Shareholder:

        I would like to invite you to attend our annual meeting of shareholders to be held on Tuesday May 21, 2002 at the Hotel Okura Amsterdam located at Ferdinand Bolstraat 333 in Amsterdam, The Netherlands. We are pleased to hold this meeting in Amsterdam this year to recognize our listing on the Euronext Amsterdam Stock exchange, the significant number of shares of our stock held by European investors and of course our substantial business operations in the European market.

        As noted in the accompanying notice and proxy statement, at the annual meeting our shareholders will have the opportunity to cast their vote with respect to the election of certain directors on our board of directors. Included with these soliciting materials is a proxy card for voting, a postage prepaid envelope in which to return your proxy, instructions for voting by telephone, and a copy of our Annual Report to Shareholders.

        It is important that your shares be represented at the meeting, even if you cannot attend the meeting to vote your shares in person. We urge you to vote your shares. Please give careful consideration to the item to be voted upon, complete and sign the proxy card and return it in the envelope provided or vote by telephone as instructed. If you return a proxy card or vote by telephone and decide to attend the meeting, you may revoke your proxy at the meeting and vote your shares in person.

        We look forward to receiving your vote and seeing you at the meeting.

                    Sincerely,

                    Steven C. Halstedt
                     Chairman of the Board of Directors

Reston, Virginia
April 26, 2002

12100 SUNSET HILLS ROAD SUITE 110 • RESTON VIRGINIA • 20190

Notice of Annual Meeting of Shareholders
to be held on May 21, 2002

        We will hold the annual meeting of the shareholders of VIA NET.WORKS, Inc. at the Hotel Okura Amsterdam located at Ferdinand Bolstraat 333 in Amsterdam, The Netherlands on May 21, 2002, beginning at 9:30 a.m. Central European Time. At the meeting, holders of VIA's outstanding voting common stock will consider and vote on the following matters, as more fully described in the proxy statement:

          1.    The election of two Class II directors to serve for a three-year term; and

          2.    Any other matters that may properly come before the meeting, or any postponements or adjournments of the meeting.

        Shareholders of record at the close of business on April 5, 2002 are eligible to vote at the meeting or any postponements or adjournments of the meeting. A complete list of shareholders entitled to vote will be available for inspection at VIA NET.WORKS, Inc.'s headquarters at 12100 Sunset Hills Road, Suite 110, Reston, Virginia 20190 for a period of ten days prior to the meeting.

        Whether or not you plan to attend the meeting in person, please complete, sign and return the enclosed proxy promptly in the accompanying reply envelope. By doing so, you will help us ensure the presence of a quorum at the meeting and save VIA the expense and time required to solicit proxies. If you send your proxy, you will still be able to change your vote or otherwise vote your shares in person at the meeting if you wish. If you vote your proxy by telephone, please follow the instructions on your proxy card.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Matt S. Nydell
                       Senior Vice President,
                      General Counsel and Secretary

Reston, Virginia
April 26, 2002

12100 SUNSET HILLS ROAD SUITE 110 • RESTON VIRGINIA • 20190

TABLE OF CONTENTS

Purpose of the Meeting
Proxies and Voting Procedures
Election of Directors—Proposal 1
Audit Committee Report
Report of the Compensation Committee
Compensation Committee Interlocks and Insider Participation
Stock Performance Graph
Executive Officers
Executive Compensation
Ownership of Securities
Reporting Compliance Section 16(a) Beneficial Ownership Reporting Compliance
Related Transactions
Independent Accountants and Fees Paid
Shareholder Proposals for the 2002 Proxy Statement
Other Matters

VIA NET.WORKS, INC.

PROXY STATEMENT
FOR
2002 ANNUAL MEETING OF SHAREHOLDERS

        This proxy statement contains information relating to the solicitation of proxies by the board of directors of VIA NET.WORKS, Inc. (VIA, the Company, or we) to be voted at the annual meeting of the shareholders of the Company to be held at 9:30 a.m. Central European Time on Tuesday May 21, 2002, at the Hotel Okura Amsterdam located at Ferdinand Bolstraat 333 in Amsterdam, The Netherlands and at any postponements or adjournments of the meeting. These materials were first mailed on or about April 26, 2002 to all shareholders entitled to vote at the annual meeting.

PURPOSE OF THE MEETING

        At the annual meeting, the holders of our voting common stock shall consider and vote on the election of two Class II directors and any other matters as may properly come before the shareholders. Our management will also provide a report on VIA's performance during fiscal year 2001 and answer questions posed by shareholders.

PROXIES AND VOTING PROCEDURES

        Only holders of our voting common stock of record as of the close of business on April 5, 2002, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting or any postponements or adjournments of the meeting. We have two separate classes of common stock outstanding, voting and non-voting. If you were a shareholder of the voting common stock as of the close of business on April 5, 2002 you will be entitled to one vote for each share of voting common stock you held as of the record date. Our common stock is listed on Nasdaq National Market® and the Euronext Amsterdam Exchange under the symbol "VNWI." As of the record date, there were 55,097,704 shares of voting common stock issued and outstanding.

Solicitation of Proxies

        In addition to this solicitation, which we are conducting by mail, VIA and its directors, officers and employees (who will receive no additional compensation) may also solicit proxies in person, by telephone, email, facsimile and other methods. VIA will pay all costs of the annual meeting and of soliciting, printing and mailing proxies.

Revocability Of Proxies

        If you are unable to attend the annual meeting, we urge you to vote your proxy. You may revoke your proxy at any time before the annual meeting or by attending the annual meeting and voting in person. If you wish to revoke your proxy, please send a written statement to the Secretary of the Company or send another properly executed proxy dated as of a later date to be delivered at or prior to the annual meeting. All revocations or new proxies must be delivered no later than May 17, 2002 to the Company's U.S. headquarters at 12100 Sunset Hills Road, Suite 110, Reston, VA 20190, attn: Corporate Secretary. Or, if delivered after May 17, 2002 but before May 21, 2002, 9:00 a.m. Central European Time to the Hotel Okura Amsterdam at Ferdinand Bolstraat 333, 1072 LH Amsterdam, The Netherlands attn: Matt S. Nydell, VIA NET.WORKS, Inc. Annual Meeting.

Required Vote

        At the annual meeting, shareholders will be voting to elect Class II directors to VIA's board of directors. The two nominees who each receive a majority of votes of the shares present or represented by proxy at the meeting will be elected as Class II directors. Under our Bylaws and the Delaware General Corporation Law, shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Accordingly, abstentions from the election of directors will not affect the election of the candidates receiving the most votes. With respect to all other proposals to come before the meeting, abstentions will have the same effect as votes against such proposal. Shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions (commonly referred to as "broker non-votes") will be counted as present for determining the presence of a quorum, but will not be counted for any purpose in determining whether any other matter has been approved, except with respect to proposals for which such shares are deemed to be entitled to vote, in which case they will have the same effect as votes against such proposals.

Voting

        You may attend the annual meeting and vote in person. Or, as a registered shareholder, you may vote your shares by proxy, by mail or by telephone. To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope provided. Please allow sufficient time for your proxy to be delivered before the close of business on Friday, May 17, 2002. You may vote by telephone 24 hours a day, 7 days a week until 12:00 midnight on May 17, 2002 by calling and using the procedure noted on the proxy card. These procedures are also available to shareholders who hold their shares through a broker, nominee, fiduciary or other custodian.

        You will need proof of ownership of VIA shares to be admitted into the annual meeting. If you bring a proxy card, a recent statement from a securities broker indicating your shareholding in VIA or a proxy from a securities broker if you hold your VIA shares through a broker, you will be admitted to the annual meeting.

        Shares represented by proxies in the form enclosed, if such proxies are properly signed and returned and not revoked, and shares properly voted by telephone, will be voted as specified. If you sign, date and return the proxy card without specifying your vote, your shares will be voted FOR the election of all nominees for director.

        We know of no business other than the election of Class II directors to be transacted at the meeting. If other matters requiring a vote do arise, the persons named in the Proxy will vote in accordance with their judgment on such matters. To be voted, proxies must be delivered to VIA's Secretary prior to the time of voting.

ELECTION OF DIRECTORS—PROPOSAL 1

Board of Directors

        VIA's bylaws provide that the number of directors constituting the board of directors will not be less than three nor more than fifteen, as fixed from time to time by the board of directors. In 2000, the board of directors fixed the number of directors at ten. Since then, the board has determined that it is in the best interests of VIA to gradually reduce the number of members on our board of directors. As members have left the board in the last several months, the board has generally left the vacancies open. In April 2002, consistent with its objective, the board reduced the number of directors to eight. Currently, there is one vacancy on our board of directors.

        Our board of directors is divided into three classes that have terms that expire in successive years. At each annual meeting of shareholders, directors will be elected for terms of three years each. The Class II directors whose terms expire at the 2002 annual meeting are Adam Goldman and Erik M. Torgerson. Our third Class II director, William Elsner, resigned in April 2002. The board of directors proposes that Messrs. Goldman and Torgerson be re-elected as our Class II directors for a full term of three years and until their successors are duly elected and qualified. Each of the nominees has consented to serve another term as a Class II director.

Information about our Nominees and Directors

  Nominees for Election to the Board of Directors as Class II Directors

        Adam Goldman, 41, has served as a director of VIA since September 1999 and as chairman of the finance committee since Janury 2002. Mr. Goldman is a general partner of Centennial Holdings V, the general partner of Centennial Fund V and Centennial Entrepreneurs Fund V. He is also a managing principal of Centennial Holdings VI, the general partner of Centennial Fund VI, Centennial Entrepreneurs Fund VI and CSPVI Management, the general partner of Centennial Strategic Partners VI. He serves as a senior vice president of Centennial Holdings I, Inc., which he joined in 1992. Centennial Holdings V, Centennial Fund V, Centennial Entrepreneurs Fund V, Centennial Holdings VI, Centennial Fund VI, Centennial Entrepreneurs Fund VI, CSPVI Management, Centennial Strategic Partners VI and Centennial Holdings I, Inc. are venture capital firms. Mr. Goldman is a member of the board of directors of Advanced Telcom Group. Mr. Goldman is a former chairman and president of the Venture Capital Association of Colorado. Mr. Goldman received a B.A. in economics from Northwestern University and an M.B.A. from the J.L. Kellogg School of Management at Northwestern University.

        Erik M. Torgerson, 36, has served as a director of VIA since May 1999 and as chairman of its audit committee since October 1999. Since 1993, he has been a general partner of Norwest Equity Partners, a venture capital firm. Prior to joining Norwest Equity Partners in 1993, Mr. Torgerson was employed by Arthur Andersen & Co., an accounting and consulting firm, in the financial consulting and audit practice. Mr. Torgerson currently serves on the board of directors at Butlernetworks A/S, Iparix Communications, Diveo Broadband Networks, Inc., and Peoplenet Communications, all of which are privately-held companies. Mr. Torgerson is a C.P.A. He received his B.S. degree from the University of Minnesota and his M.B.A. from the University of Iowa.

        The board of directors recommends that shareholders vote "FOR" the election of Messrs. Goldman and Torgerson as Class II Directors.

  Class I Directors Remaining in Office and Not Standing for Election in 2002

        Stephen J. Eley, 42, has served as a director of VIA since April 1999. Mr. Eley has been a general partner since January 1990 of each of BCI Growth III, IV & V, private equity funds focused on providing growth capital to private and public companies. Prior to joining BCI, Mr. Eley was employed by AMEV Holdings/Venture Management, a venture capital firm, in New York from 1986 to 1989 and by Peat Marwick Mitchell & Co., an accounting and consultant firm, from 1983 to 1986. Mr. Eley serves on the board of directors of GOCOM Holdings, LLC, BullsEye Telecom, Inc. Catamount Holdings, LLC and as the Chairman of the Board of Asset Management Outsourcing, Inc., all of which are privately-held companies. Mr. Eley received a B.S. in accounting from the University of Rhode Island.

        William A. Johnston, 50, has served as a director of VIA since May 1998 and as chairman of VIA's board of directors from December 1998 through November 1999. Mr. Johnston has served as managing director of Hancock Venture Partners and HarbourVest Partners, LLC since 1997. Mr. Johnston received a B.S. from Colgate University and an M.B.A. from Syracuse University School of Management. He serves on the advisory council of the Centennial Funds and the advisory committee of Highland Capital Partners. Additionally, Mr. Johnston is a member of the board of directors of KnowledgePlanet.com, Inc., which is a privately-held company.

  Class III Directors Remaining in Office and Not Standing for Election in 2002

        Gabriel A. Battista, 57, has served as a director of VIA since June 1999 and chairman of its nominating committee since October 1999. He is chairman and chief executive officer of Talk America, Inc., a telecommunications company, where he has served since January 1999. From October 1996 to December 1998, he served as chief executive officer of Network Solutions, Inc., an Internet domain name registration company. From May 1994 to October 1996, Mr. Battista was chief executive officer of Cable & Wireless, Inc., North America, a U.S. subsidiary of a U.K. based telecommunications company. Mr. Battista is a member of the board of directors of Capitol College and of Systems & Computer Technology Corporation and OTG Software, Inc., both of which are publicly-traded companies listed on the Nasdaq National Market®. He is a registered professional engineer in the State of Pennsylvania. Mr. Battista received a B.S.E.E. from Villanova University, an M.S.E.E. from Drexel University and an M.B.A. from Temple University.

        Steven C. Halstedt, 56, has served as chairman of VIA's board of directors since January 2002. Mr. Halstedt also served as a director of VIA from June 1997 to November 1999. Mr. Halstedt is one of five managing directors of Centennial Ventures, a privately-held company which he co-founded in 1981. Mr. Halstedt is chairman of the board of directors for Agilera, Inc. and Centennial Ventures and also serves as a director on the boards of VeloCom, Inc. and Raindance Communications, Inc., which is a publicly traded company listed on the Nasdaq National Market®. Mr. Halstedt was the founding president and is a former chairman of the Venture Capital Association of Colorado. He currently serves as a board member of the National Venture Capital Association. Mr. Halstedt received a B.S. from Worcester Polytechnical Institute and an M.B.A. from The Amos Tucks School of Dartmouth College.

        John G. Puente, 71, has served as a director of VIA since April 1998 and as chairman of its compensation committee since September 1999. From 1987 through 1997, he held various positions at Orion Network Systems, Inc., a satellite telecommunications company, as chairman, chief executive officer and a member of the board of directors. He was a founder and chairman of SouthernNet, Inc., a fiber optic long distance company that merged to form Telecom USA and was later acquired by MCI Communications Corporation, and was instrumental in the founding of the National Telecommunications Network, a consortium of long distance fiber optic companies for which he served as the first chairman. Mr. Puente is a member of the board of directors of Primus Telecommunications Group, Incorporated and Micros Systems, Inc., both of which are publicly-traded companies listed on the Nasdaq National Market®. He is also chairman of the board of directors of Internet Cargo Services, Inc., Virtualcom and Capitol College. Mr. Puente received a B.S.E.E. from Polytechnic University and an M.S.E.E. from Stevens Institute of Technology.

        Some of our directors became directors as a result of board designation rights we granted to some of our shareholders prior to our initial public offering. Specifically:

  (1)
  Mr. Johnston was the director designee of HarbourVest International Private Equity Partners III-Direct Fund L.P.

  (2)
  Mr. Eley was the director designee of BCI Growth V, LLC

  (3)
  Mr. Goldman was the director designee of Centennial Fund VI, L.P.

  (4)
  Mr. Torgerson was the director designee of Norwest Equity Partners, LLC

        These board designation rights terminated as of our initial public offering. There are no family relationships among any of our directors or executive officers.

        Since VIA's 2001 annual meeting of shareholders, four directors have resigned from VIA's board of directors. Mr. Edward D. Breen resigned as a Class III director effective December 11, 2001. Mr. David M. D'Ottavio resigned as chairman and a Class III director effective January 18, 2002. Mr. Mark Masiello resigned as a Class I director effective February 28, 2002 and Mr. William J. Elsner resigned as a Class III director effective April 18, 2002.

Compensation of Directors

        Each of our independent directors who is not an employee of VIA or was not, prior to our initial public offering, a board designee of one of our shareholders, receives an annual fee of $5,000 for serving on our board, plus $1,000 for each regularly scheduled meeting attended and $500 for each special meeting and each committee meeting attended. In addition, each of these directors, upon joining our board, received an option to purchase 100,000 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant. These options typically vest over three years. In addition, prior to our initial public offering independent directors received the right, granted under the earlier version of our Key Employee Equity Plan described below, to purchase up to 50,000 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant. In 2001, Messrs. Battista, Breen and Puente were the only directors who received compensation in accordance with this policy. All of our directors, including those who do not otherwise receive compensation for serving on our board of directors, are reimbursed for travel and other expenses relating to attendance at meetings of the board of directors or committees of the board of directors.

Our Confidentiality Policy and our Directors

        Because in the past certain of our directors have served as executive officers or directors of companies that may compete with us, we adopted a policy on confidentiality to protect our confidential information and prevent our directors from facing conflicts of interest that they may not be able to resolve. Under this policy, our directors are not required to bring to our attention any information about potential acquisitions of Internet services providers and other related services providers of which they become aware exclusively through their affiliations with, or membership on the boards of directors of, other specified companies, and we do not consider this type of opportunity to constitute a corporate opportunity of ours. In addition, under this policy, our directors are required to maintain the confidentially of our financial and operating information.

Board Committees and Meetings

        During the fiscal year ended December 31, 2001, our board of directors held six regularly scheduled meetings and three special meetings. All of the directors attended or participated in more than 75% of the aggregate number of the meetings of the board of directors and committees on which they served, except Edward D. Breen, who attended 57% of the board meetings held prior to his resignation. The board has established standing audit, compensation, executive, finance and nominating committees. The membership of each committee of the board is noted in the chart below.

Board of Directors Committee Membership

Board Member	Term Expiring	Audit	Compensation	Executive	Finance	Nominating
Gabriel Battista	2003		M			C
Stephen Eley	2004	M		M		M
Adam Goldman	2002				C
Steven Halstedt	2003			C
William Johnston	2004				M
John Puente	2003	M	C	M
Erik Torgerson	2002	C		M

C = Chair
M = Member

        Audit Committee.    The audit committee recommends for approval and appointment by our board of directors, and monitors the independence and performance of VIA's independent auditors. The audit committee also assists the board by monitoring the integrity of our financial statements and reviewing our compliance with legal and regulatory requirements and overseeing our internal control practices. The audit committee met on nineteen occasions during 2001.

        Compensation Committee.    The compensation committee oversees compensation policies of VIA and its affiliates. The oversight responsibilities include: consulting with the chief executive officer to establish guidelines and policies for all executive compensation plans, annual review and determination of the material elements of the chief executive officer's compensation, review of the material elements of all other senior executive officers' compensation, review and approval of senior management base salaries that exceed $200,000, review and approval of yearly corporate goals, and administration of our employee stock option plans. The compensation committee held eight meetings during 2001.

        Executive Committee.    The executive committee is responsible for consulting with, advising and aiding the officers of the Company with the management, strategic direction and other important matters of the Company and generally acting in the stead of the board of directors between regularly scheduled board meetings. The executive committee was established in January 2002.

        Finance Committee.    The finance committee provides direction and advice to the officers of the Company with respect to raising capital, strategic business combinations, merger and acquisition opportunities and other similar activities. The finance committee also undertakes other specific activities as expressly delegated by the board of directors. The finance committee met on seven occasions during 2001.

        Nominating Committee.    The nominating committee is responsible for identifying, evaluating and recommending individuals for membership on our board of directors. The nominating committee has not adopted a formal procedure for recommending persons nominated by shareholders to our board of directors. The nominating committee did not meet in 2001.

AUDIT COMMITTEE REPORT

        The audit committee of the board of directors is composed entirely of non-employee directors, Messrs. Torgerson, Puente and Eley, all of whom are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. The audit committee's responsibilities are described under the caption "Board Committees and Meetings" under "Election of Directors—Proposal I" above in this proxy statement. Further detail on the audit committee's responsibilities is set forth in the audit committee charter adopted by the board of directors in November 2000, a copy of which was included in VIA's proxy statement for the 2001 annual meeting.

        In fulfilling its responsibilities, the audit committee has reviewed and discussed with VIA's management and independent auditors the audited financial statements contained in the 2001 annual report on Form 10-K filed with the Securities and Exchange Commission. The Company's management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for opining on the conformity of those audited financial statements with generally accepted accounting principles in the United States.

        The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the audit committee received the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, has discussed with the independent auditors the auditors' independence from the Company and its management and has considered the compatibility of non-audit services with the auditor's independence. The audit committee also discussed and approved the Company's critical accounting policies.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The audit committee also made its recommendation to the board of directors on the selection of VIA's independent auditors.

                      Submitted by the Audit Committee

                      Erik Torgerson, Chairman
                      John Puente
                      Stephen Eley

REPORT OF THE COMPENSATION COMMITTEE

        The compensation committee of the board of directors has provided the following report on executive compensation for fiscal year 2001. The compensation committee members are Messrs. Puente and Battista, each of whom are non-employee directors.

Compensation Philosophy

        The compensation committee is responsible for administering our stock option plans, including our 1998 Option Plan and our amended KEEP, establishing overall compensation for our Chief Executive Officer and reviewing compensation policies for our senior executive officers, including our named executive officers.

        VIA's compensation policies are intended to create appropriate incentives to motivate our employees to achieve corporate goals and to ensure our future success. The compensation committee supports these policies by ensuring that our executive officers receive competitive compensation packages that recognize the contributions each executive makes to VIA's performance.

        VIA has structured its compensation packages for executive officers to include three main components: base salary, performance bonus and stock option grants. The compensation committee believes these three components are necessary and will enable the Company to attract and retain highly qualified executive officers in the competitive technology industry.

        Base salary.    The initial base salary for each executive officer is based on negotiations with the individual taking into account market conditions, salary history and compensation levels of other executive officers having equivalent responsibility within the Company. The base salary of each executive officer is reviewed at his or her anniversary hire date for merit increases up to a certain percentage of the base salary and for market adjustments. Merit increases are determined primarily based upon each executive's contributions toward the Company's success and his or her achievements within the executive's functional area during the prior twelve month period. The compensation committee reviews and approves recommendations for merit and market adjustment increases made by VIA's Chief Executive Officer.

        Performance Bonus.    All executive officers are eligible for an annual performance bonus, generally, up to a specified percentage of their base salary. The determination of performance bonuses for each executive officer, other than the Chief Executive Officer, generally is based partly on achievement of personal goals agreed upon between the executive and his or her supervisor and partly upon specified corporate goals targeted to the executive's functional responsibilities within the Company. The corporate goals component of the performance bonus is based on the financial and business goals for VIA as a whole, established during the first quarter of the fiscal year. After the conclusion of each fiscal year, the compensation committee reviews and reports to the full board of directors the extent to which the corporate goals have been met. The compensation committee also approves performance bonuses to be paid to VIA's senior executive officers based on recommendations of VIA's Chief Executive Officer, other than with respect to his own bonus, which take into account the Company's success in meeting corporate goals and his assessment of each senior executive's success in meeting personal goals. The bonus for the Chief Executive Officer is based entirely on VIA's performance with respect to the corporate goals.

        Each of Mr. D'Ottavio and our named executive officers were eligible for a bonus of up to 50% of their base salaries. The compensation committee met in March 2002 and determined that VIA had only limited success in meeting its corporate financial and business objectives in 2001 and approved a determination of performance for the corporate goals of approximately 23% of the targeted amount. Subsequent to the end of 2001, Mr. Simmons and Ms. Graham left the Company. Prior to their departure, VIA entered into an Employment Separation Agreement and Mutual Release with each of them. Under these agreements, each of them received a bonus for 2001 based solely on VIA's achievement of corporate goals during 2001. Mr. Simmons also received a pro-rated bonus payment for 2002. Further information about these agreements can be found under the section titled "Employment Agreements and Terminations of Employment and Change-in-Control Arrangements" below in this proxy statement. The performance bonus amounts for fiscal years 2001, 2000 and 1999 for Mr. D'Ottavio and our named executive officers are set forth in the Summary Compensation Table in this proxy statement.

        Stock option grants.    The compensation committee receives the recommendation of the Chief Executive Officer for initial stock option grants for all executive officers in connection with commencement of their employment. Executive officers are typically eligible for additional grants of options in recognition of extraordinary individual performance, promotion, and in connection with a broad based general distribution of options to employees in recognition of superior performance of the Company. The compensation committee is responsible for approving all such subsequent grants based on the recommendation of the Chief Executive Officer.

Chief Executive Officer Compensation

        The compensation committee reviewed Mr. D'Ottavio's salary in May 2001 and determined that, after reviewing market and peer comparisons, his salary and other elements of his compensation package were appropriate for the industry, performance of the Company, and other factors. Therefore, no adjustments were made to Mr. D'Ottavio's salary in 2001.

        As part of his compensation package, Mr. D'Ottavio was also eligible for an annual bonus up to a maximum of 50% of his base salary. Determination of Mr. D'Ottavio's annual bonus was based solely on the Company's achievement of the corporate goals established by the compensation committee for each fiscal year to ensure that Mr. D'Ottavio's compensation was aligned with achievement of the Company's goals. The bonus awards to Mr. D'Ottavio in 2001, 2000 and 1999 are noted in the Summary Compensation Table in this proxy statement. The compensation committee also awarded him stock options in February 2001.

        In January 2002, Mr. D'Ottavio left the Company. Prior to his departure, VIA entered into an Employment Separation Agreement and General Release with Mr. D'Ottavio. The terms of this agreement, which included a severance payment, modified treatment of the option grants previously awarded to Mr. D'Ottavio, and other compensatory items were reached based on discussions between Mr. D'Ottavio and the compensation committee. In determining the appropriateness of the final terms of this agreement, the compensation committee consulted with outside legal and executive search professionals. Further information about these agreements can be found under the section titled "Employment Agreements and Terminations of Employment and Change-in-Control Arrangements" below in this proxy statement.

                      Submitted by the Compensation Committee

                      John Puente, Chair
                      Gabriel Battista

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our compensation committee has been employed by or served as an officer of VIA or our subsidiaries, or has had any relationship requiring disclosure in "Related Transactions."

STOCK PERFORMANCE GRAPH

        The graph below shows the performance of the Company's common stock assuming $100 invested on February 11, 2000 together with the performance of the Nasdaq U.S. and Foreign Stock Index and the Nasdaq Telecommunications Index® over the period beginning on the date of our initial public offering on February 11, 2000 through the end of fiscal year 2001.

Comparison of Total Return from Date of Initial Public Offering through December 31, 2001

EXECUTIVE OFFICERS

        The following table shows information about each of our executive officers as of April 15, 2002.

Name	Age	Position
Karl A. Maier	34	Acting Chief Executive Officer
Matt S. Nydell	42	Senior Vice President, General Counsel and Secretary
E. Benjamin Buttolph	38	Vice President, Chief Financial Officer and Treasurer
Timothy J. Galante	40	Vice President
Paul B. Neal, III	46	Vice President and Chief Technology Officer
Ray D. Samuelson, Jr.	48	Vice President

        Karl Maier has served as VIA's Acting Chief Executive Officer since January 2002. From November 2000 to December 2001 he held various positions, including Chief Financial Officer and Founding President of Access Bridge Communications, Inc. (fka HRZ, Inc.), a last-mile fiber optic start-up. Prior to joining Access Bridge, from September 1996 through October 2000, Mr. Maier served in several capacities at Cordillera Communications Corp., a Latin American wireless service provider that was acquired by Nextel International, Inc. in August 2000, including Chief Executive Officer,

President, Chief Operating Officer, Vice President and Director of Finance and Planning. Prior to joining Cordillerra, from 1995 to 1996 Mr. Maier was a Vice President at Freyberg Hambros GmbH, an investment banking firm in Frankfurt, Germany. Mr. Maier received his B.A. in History and German from Bowdoin College.

        Matt S. Nydell has served as VIA's Senior Vice President, General Counsel and Secretary since April 2002. From August 1998 to April 2002, he served as VIA's Vice President, General Counsel and Secretary. From November 1996 to August 1998, he was Director, Ventures and Alliances for MCI Communications Corporation, a telecommunications company, where he oversaw MCI's interest in Concert Communications Company, an international telecommunications joint venture with British Telecommunications. From June 1994 to November 1996, he was Senior Counsel in MCI's legal group responsible for supporting MCI's Mass Markets advanced technologies and its information technology groups. Prior to joining MCI, Mr. Nydell was an attorney with the Washington office of law firm Donovan Leisure Newton and Irvine, focusing on telecommunications and multimedia issues, and general corporate and commercial matters. Mr. Nydell received a J.D./M.A., foreign affairs, from the University of Virginia, and a B.A., with honors, in Philosophy from Bucknell University.

        E. Benjamin Buttolph joined VIA as its Vice President, Chief Financial Officer and Treasurer in April 2002. Prior to joining VIA, from October 2001 to April 2002, Mr. Buttolph served as Director, National Accounts for the Telecommunications Advisory Services Group of Ernst & Young, an accounting and consulting group. From August 2000 to October 2001, he was Group Vice President, Finance at LEVEL (3) COMMUNICATIONS LLC, a communications and information services company, where he had responsibility for financial operations in North America, Europe, and Asia. From 1999 to 2000, Mr. Buttolph was Vice President, Network Commercial Management for Concert Global Network Services Limited, a joint venture of AT&T and British Telecommunications, with responsibility for network & systems unit strategic planning and capital investment business case development. From 1998 to 1999, Mr. Buttolph served as Vice President, Finance for Citizens Communications, a division of Citizens Utilities, a local access telecommunications company. From 1997 to 1998 he was a Principal Consultant, Value Based Management with PricewaterhouseCoopers LLP, an accounting and consulting firm. Mr. Buttolph received an M.B.A. in Finance from Rockhurst College and a B.S. in Economics from Millikin University.

        Timothy J. Galante has served as VIA's Vice President, Sales & Marketing since March 2001. From April 2000 to March 2001, he served as VIA's Vice President, Marketing. From February 1998 to March 2000, he was Director of Marketing for MCI WorldCom International Services, a telecommunications company, responsible for product strategy, development, and management of wholesale voice and IP solutions. From August 1996 to January 1998 he was General Manager of MCI Puerto Rico, overseeing the company's residential and commercial operations. From July 1988 to July 1996 he held various sales and marketing positions with MCI Communications Corporation. He holds an M.B.A. from the Stern School of Business at New York University, a M.A. in Information Technology from The George Washington University, and a B.A. in Mathematics and Government from Cornell University.

        Paul B. Neal, III joined VIA in April 2001 as Vice President and Chief Technology Officer. From March 2000 to February 2001, Mr. Neal was Vice President and Chief Information Officer at Digex, Inc., a web and application hosting company, where he planned for the internationalization of company systems and supervised integration of corporate systems with an acquiring company. From February 1999 to March 2000, Mr. Neal was the Director of Information Technology for Mai12000, Inc., an electronic distribution and delivery company, where he developed and grew the information technology department and expanded the existing system architecture. Prior to joining Mai12000, Mr. Neal served as an officer in the United States Army from June 1977 to July 1999. Mr. Neal holds a B.S. in Engineering from the United States Military Academy at West Point, an M.S.

in Engineering Management, Operations Research Systems Analysis from the University of Kansas and a Ph.D(c) in Information Technology & Software Engineering from George Mason University.

        Ray D. Samuelson, Jr. joined VIA in August 2001 as Vice President of the Americas. From January 2001 to August 2001, Mr. Samuelson provided services to VIA as an independent consultant. From February 1998 to June 2000, Mr. Samuelson was Managing Director of Finance & Accounting for United Pan Europe Communications NV, a European broadband communications company. From the formation of UPC in July 1995 to February 1998, Mr. Samuelson served as Vice President of Finance & Accounting. From 1992 to 1995, he served as Vice President of Finance and Administration of the Operations Division at UPC's parent company, United International Holdings, Inc. He received a B.S. in Accounting from the University of Colorado.

EXECUTIVE COMPENSATION

        The following table presents a summary of compensation paid during the past three fiscal years to our Chief Executive Officer and the four most highly compensated executives, all of whom we refer to as our named executive officers.

Summary Compensation Table

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options	All Other Compensation
David M. D'Ottavio(1) Chief Executive Officer	1999 2000 2001	$300,000 331,242 349,999	$120,000 175,000 87,500	700,000 — 200,000
Michael J. Simmons(2) President	1999 2000 2001	200,630 229,363 247,083	72,227 116,500 56,250	335,000 52,500 70,000
Catherine A. Graham(2) Vice President, Chief Financial Officer & Treasurer	1999 2000 2001	177,792 187,000 214,683	77,339 106,300 47,250	265,000 56,250 110,000
Matt S. Nydell Senior Vice President, General Counsel and Secretary	1999 2000 2001	156,875 165,000 203,583	68,241 98,300 58,785	265,000 56,250 110,000
Peter T. Shephard(3) Vice President, UK, Ireland and Southern Europe Region	1999 2000 2001	— 188,547 183,626	— 76,590 —	— 101,250 —	$100,898	(4)

(1)
Mr. D'Ottavio left VIA in January 2002. See section titled "Employment Agreements and Terminations of Employment and Change-in-Control Arrangements" for further information.
(2)
Mr. Simmons and Ms. Graham left VIA in March 2002. See section titled "Employment Agreements and Terminations of Employment and Change-in-Control Arrangements" for further information.
(3)
Mr. Shephard's compensation was paid in Pounds Sterling (£). Mr. Shephard's compensation for 2001 shown in the table above was converted into U.S. dollars using the average GBP/US$ exchange rate for 2001.
(4)
This amount represents total payments paid to Mr. Shephard upon his separation from VIA in November 2001. See the section titled "Employment Agreements and Terminations of Employment and Change-in-Control Arrangements."

Stock Plans

        1998 Stock Option and Restricted Stock Plan.    In 1998 we adopted the Amended and Restated 1998 Stock Option and Restricted Stock Plan (the "1998 Option Plan"), which allows us to issue restricted shares of our common stock or options to purchase shares of our common stock. The total number of shares of our common stock available for issuance under the 1998 Option Plan is 9,200,000, no more than 125,000 of which may be issued in the form of restricted common stock. No person may be granted more than 125,000 shares of restricted stock or options to purchase more than 1,000,000 shares of stock in any calendar year.

        The 1998 Option Plan is administered by the compensation committee. Except as described in the plan, our compensation committee determines the grantees, the type of grant, number of shares subject to each grant, and the term, exercise price, and vesting schedules for each grant. All of our employees are eligible to participate under the 1998 Option Plan. The maximum term of options granted under the 1998 Option Plan is ten years plus one month.

        Options to purchase 7,036,072 shares of common stock were issued and outstanding under the 1998 Option Plan as of April 1, 2002. All of these options are subject to vesting requirements based on continued employment, typically vesting over two to four years. Option agreements governing options granted to VIA employees generally provide for the acceleration of the vesting period if there is a change of control of VIA in which we are not the surviving company, except if the surviving company assumes the obligations under existing option grants, an equivalent and substitute option in stock in the surviving company is provided, or VIA's board of directors determines that the change of control will not trigger accelerations of the options. Options granted prior to our initial public offering on February 11, 2000 have an exercise price equal to what the board of directors determined the fair market value of the common stock to be on the date of the grant. Options granted after the date of our initial public offering have an exercise price equal to the closing price for our stock on the Nasdaq National Market® on the last trading day immediately prior to the date of grant.

        Amended and Restated Key Employee Equity Plan.    During 1998, the Company adopted the V-I-A Internet Inc. Key Employee Equity Plan (the "KEEP "), an incentive plan to attract and retain qualified officers, key employees, directors and other persons at VIA and our operating companies. The KEEP provides for the granting of stock options to key employees of VIA. Rights are granted with an exercise price as determined by the Company's board of directors. As of December 31, 2000, the Company had reserved 800,000 common shares for issuance under the KEEP. On August 9, 2001, VIA amended the KEEP to permit, among other things, grants of non-incentive stock options to employees, consultants or advisors, other than to directors and officers, of VIA. Options granted under the amended KEEP will vest over such periods as may be determined by the board of directors and will generally have exercise price equal to the closing price for our stock on the Nasdaq National Market® on the last trading day immediately prior to the date of grant. As of December 31, 2001, the Company had reserved 214,517 common shares for issuance under the amended KEEP. No options awards were made under the amended KEEP in 2001.

        Our compensation committee, which administers the amended KEEP, has full power and final authority to designate the grantees, to determine the number of purchase options awarded and to determine the terms and conditions relating to the vesting, exercise, transfer or forfeiture of the grant, including the exercise price. Upon termination of a grantee's employment or other relationship with us, any unexercised option rights held by the grantee terminate immediately.

Option Grants in Last Fiscal Year

        The following table provides information relating to options to purchase common stock we granted our named executive officers during the year ended December 31, 2001. The percentages in the table below are based on the options to purchase shares of our common stock we granted under our 1998

Stock Option and Restricted Stock Plan in the year ended December 31, 2001. The options described in the table below become exercisable over periods of from three to four years and have a term of ten years. For periods prior to our initial public offering, the market value per share presented in the table below has been determined on a basis consistent with the method we used to price shares of preferred stock we sold our investors. Potential realizable values are net of exercise price before taxes and are based on the assumption that our common stock appreciates at the annual rates shown, compounded annually, from the date of grant until the expiration of the 10-year term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimates of future stock price growth.

Option Grants in Last Fiscal Year

	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
	Number of Securities Underlying Options Granted
Name			Exercise Price Per Share	Expiration Date
					5%	10%
David M. D'Ottavio	200,000	10.2%	$6.06	02/05/11	$668,210	$1,645,833
Michael J. Simmons	70,000	3.6	0.86	10/08/11	33,190	81,748
Catherine A. Graham	110,000	5.6	0.86	10/08/11	52,156	128,462
Matt S. Nydell	110,000	5.6	0.86	10/08/11	52,156	128,462
Peter T. Shephard	—	—	—	—	—	—

Option Exercises and Fiscal Year-End Option Values

        The following table presents summary information with respect to stock options exercised by our named executive officers during the year ended December 31, 2001 and owned by our named executive officers at December 31, 2001. For periods prior to our initial public offering, we have calculated the value realized using a market value per share determined on a basis consistent with the method we used to price shares of preferred stock we sold our investors. We have calculated the value of unexercised in-the-money options based on the closing price of the stock on the Nasdaq National Market® on December 31, 2001 of $1.03 per share. The actual value of the stock options will depend upon the market value of the shares that can be purchased under the option at a future date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of securities underlying unexercised options at December 31, 2001
					Value of unexercised in-the-money options at December 31, 2001
	Number of shares acquired on exercise
Name		Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David M. D'Ottavio	—	—	795,831	404,169	$8,062	$938
Michael J. Simmons	—	—	318,850	207,400	—	11,900
Catherine A. Graham	—	—	269,034	230,966	—	18,700
Matt S. Nydell	—	—	262,159	240,133	—	18,700
Peter T. Shephard	—	—	75,391	100,859	—	—

Employment Agreements and Terminations of Employment and Change-in-Control Arrangements

        Each of the stock option agreements governing options granted to Messrs. D'Ottavio, Simmons and Nydell and Ms. Graham covering a period beginning in 1998 and continuing through January 2001 for Mr. D'Ottavio and October 2001 for Messrs. Simmons and Nydell and Ms. Graham provide for the acceleration of the vesting period of the options if there is a "change of control" (as defined in the agreements) in which VIA is not the surviving company.

        In November 2001, consistent with our efforts to reduce costs and flatten our organizational structure, VIA entered into a Compromise Agreement with Mr. Peter Shephard, a named executive officer and then VIA's Vice President, UK, Ireland and Southern Europe, relating to his separation from VIA and elimination of the position. Under the agreement, VIA paid Mr. Shephard for the period he was entitled to receive notice of termination and a severance amount. The agreement requires that Mr. Shephard abide by certain confidentiality and other protections to be afforded VIA.

        From January 2002 through March 2002, VIA entered into separation agreements with Mr. David D'Ottavio, Mr. Michael Simmons and Ms. Catherine Graham, each of whom resigned as officers of VIA and our subsidiaries. Mr. D'Ottavio also resigned from our board of directors. The principal terms and conditions of these agreements are described as follows:

        The terms of Mr. D'Ottavio's separation agreement provide that VIA will pay Mr. D'Ottavio severance in the amount of $525,000, over 18 months. VIA also agreed to reimburse Mr. D'Ottavio for a period of 18 months, or until he obtains alternate employment, the amount of his COBRA payments for continuing health care coverage and to pay him $6,804, representing 18 months of life insurance premiums. Under the agreement Mr. D'Ottavio received a 2001 annual bonus in accordance with past policy.

        The separation agreement also modified the terms of Mr. D'Ottavio's stock option grants. Options previously granted to Mr. D'Ottavio representing 500,000 shares of stock were vested in full and the exercise period of these options was extended to four years from the effective date of the separation agreement. The remaining options held by Mr. D'Ottavio representing 700,000 shares of stock were deemed to be terminated and cancelled.

        Under the separation agreement, Mr. D'Ottavio agreed to abide by certain restrictive covenants for a period of 18 months. During this period, Mr. D'Ottavio agreed to refrain from competing or engaging in any business that is competitive with VIA's business in certain geographic areas, as specified in the agreement. He also agreed to maintain the confidentiality of all VIA confidential, sensitive and proprietary information.

        Mr. Simmons' separation agreement with VIA became effective on March 7, 2002. Under the agreement, VIA made the following payments to Mr. Simmons: (a) a severance payment equal to six months of Mr. Simmons' base salary, (b) a 2001 bonus equal to 22.5% of his base salary, (c) a 2002 bonus pro-rated for the period of time he was employed by VIA during 2002, equal to $14,062, (d) an amount equal to six months of continuing coverage in VIA's health and dental insurance plan, (e) payment up to $5,000 for placement services, and (f) reimbursement of up to $25,000 for relocation expenses.

        Mr. Simmons' separation agreement also modified the terms of certain of his stock option grants. Under the agreement, all options held by Mr. Simmons representing shares of VIA common stock whose exercise price was less than the fair market value of the shares at the effective date of the agreement were deemed to be fully vested. The agreement also provided that the exercise period of these options and all other options held by Mr. Simmons that had already vested were extended for a period of 12 months from the separation date, which was established as March 29, 2002. All unvested shares were deemed to be immediately cancelled.

        In consideration of the separation payments and other agreements of VIA, Mr. Simmons agreed to provide certain transition services for a period of six months from his separation date and maintain the confidentiality of all proprietary, confidential and sensitive information of VIA.

        Ms. Graham's separation agreement with VIA became effective on March 21, 2002. Under the agreement, VIA made the following payments to Ms. Graham: a severance payment equal to $25,000 and a bonus for 2001 equal to $47,250.

        Ms. Graham's separation agreement also modified the terms of certain of her stock option grants. Under the agreement, all options held by Ms. Graham representing shares of VIA common stock whose exercise price was less than the fair market value of the shares at the effective date of the agreement were deemed to be fully vested. The agreement also provided that the exercise period of these options and all other options held by Ms. Graham that had already vested were extended for a period of 12 months from the separation date, which was established as March 29, 2002. All unvested shares were deemed to be immediately cancelled. In consideration of the separation payments and other agreements of VIA, Ms Graham agreed to maintain the confidentiality of all proprietary, confidential and sensitive information of VIA.

        In connection with his appointment as Acting Chief Executive Officer, VIA entered into an employment agreement with Mr. Karl Maier effective as of January 21, 2002. The agreement provides that Mr. Maier will serve as Acting Chief Executive Officer for a minimum period of three months and up to six months in this capacity. The agreement provides that after six months, Mr. Maier will either continue on as a senior executive of VIA on a permanent basis on terms to be negotiated, the employment relationship arrangement will terminate, or VIA will renegotiate the terms under which he would continue on a temporary basis. Under the agreement, Mr. Maier is entitled to a salary of $25,000 per month and a one-time grant of stock options to purchase 100,000 shares of VIA's common stock. These options will vest in three equal amounts, provided he remains employed with VIA, on the 30th, 60th and 90th day of his employment. The agreement provides that Mr. Maier's options will accelerate on a change of control of VIA or if he is terminated without cause. Mr. Maier will be entitled to exercise all options that have vested for a period of 36 months from the date of grant. If he remains employed as Acting Chief Executive Officer or in a different executive capacity for VIA for longer than three months, VIA will grant him additional stock options to purchase up to 10,000 shares of stock, fully vested, on each one-month anniversary of employment thereafter. Under the agreement, Mr. Maier will also be reimbursed for temporary living expenses when not in his normal place of residence, Boulder, Colorado.

OWNERSHIP OF SECURITIES

        The following table shows the number and percentage of outstanding shares of our common stock that were owned as of April 18, 2002 by:

  •
  each person who we know to be the beneficial owner of more than 5% of our outstanding common stock

  •
  each of our directors and named executive officers, and

  •
  all of our directors and executive officers as a group.

        As of April 18, 2002, there were 54,400,508 shares of voting common stock and 5,050,000 shares of non-voting common stock outstanding.

        The total number of shares of common stock outstanding used in calculating the percentage owned by each person includes the shares of common stock issuable upon conversion of our non-voting common stock or upon the exercise of options held by that person that are exercisable as of June 18, 2002.

        Unless indicated otherwise below, the address for our directors and officers is c/o VIA NET.WORKS, Inc., 12100 Sunset Hills Road, Suite 110, Reston, VA 20190. Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Norwest Equity Capital, LLC and related entity(1).	7,184,679	11.9%
John E. Lindahl, George J. Still, Jr. and John P. Whaley(1)	7,184,679	11.9
Capital Research and Management Company(2)	4,392,100	7.3
Telecom Partners II, L.P., William J. Elsner and Stephen W. Schovee (3)	4,175,262	6.9
Centennial Fund V, L.P.(4)	4,105,806	6.8
HarbourVest International Private Equity Partners III-Direct Fund L.P.(5)	3,833,334	6.4
Edward Kane and Brooks Zug(5)	3,833,334	6.4
Centennial Fund VI, L.P.(6)	3,626,542	6.0
Providence Equity Partners L.P. and affiliated entity(7)	3,433,333	5.7
Karl A. Maier(8)	100,000	*
Matt S. Nydell(9)	403,977	*
Gabriel A. Battista (10)	152,100	*
Stephen J. Eley(11)	2,105,767	3.5
Adam Goldman(4)(6)	65,000	*
Steven Halstedt(4)(6)	10,000	*
William A. Johnston(5)	—	*
John G. Puente (12)	153,352	*
Erik M. Torgerson (1)	—	*
All directors and executive officers as a group (12 persons)(13)	3,235,405	*

*
Less than 1%.

(1)
This amount consists of 5,050,000 shares of common stock issuable upon the conversion of shares of non-voting common stock held by Norwest Equity Capital, LLC, 1,842,751 shares of common stock held by Norwest Equity Capital and 291,928 shares of common stock held by Norwest Venture Partners VI, L.P. As the managing member of Norwest Equity Capital, LLC, Itasca NEC, LLC has voting and investment power over the shares of stock held by Norwest Equity Capital and may therefore be deemed to be the beneficial owner of these shares. Messrs. Lindahl, Still and Whaley share voting and investment power over shares held by Norwest Equity Capital and may also therefore be deemed to beneficially own these shares. Itasca and each of Messrs. Lindahl, Still and Whaley disclaim beneficial ownership of these shares except to the extent of its or his pecuniary interest in them. In addition, Messrs. Still and Whaley share voting and investment power over shares beneficially owned by Norwest Venture Partners VI, and each disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. Mr. Torgerson does not have voting or investment power over any of these shares. The address for each of Norwest Equity Capital, Itasca, and Messrs. Lindahl and Whaley is 3600 IDS Center, 80 South 8th St., Minneapolis, Minnesota 55402. The address for Mr. Still is 525 University Avenue, Suite 800, Palo Alto, California 94301.

(2)
The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071. Capital Research and Management Company does not have voting power over these shares. Information regarding Capital Research and Management Company and its holdings is based on a Schedule 13G filed by Capital Research and Management Company with the Securities and Exchange Commission on February 11, 2002.

(3)
Mr. Elsner and Mr. Schovee may be deemed to share voting and investment power over these shares. Each of Messrs. Elsner and Schovee disclaims beneficial ownership over these shares except to the extent of his pecuniary interest in them. The address of Telecom Partners II, L.P., Mr. Schovee and Mr. Elsner is 4600 South Syracuse, Suite 1000, Denver, Colorado 80237.

(4)
Excludes 3,626,542 shares held by Centennial Fund VI, L.P. and 613,241 shares held by other entities affiliated with Centennial Fund V, L.P., including 124,274 shares held by Centennial Entrepreneurs Fund V, L.P. and 225,972 shares held by Centennial Holdings I, LLC. Centennial Fund V has no voting or investment power over these shares and disclaims beneficial ownership of them. Centennial Entrepreneurs Fund V and Centennial Holdings I, LLC each disclaims beneficial ownership of shares held by Centennial Fund V. Centennial Holdings V, L.P. is the sole general partner of Centennial Fund V and of Centennial Entrepreneurs Fund V and, accordingly, may be deemed to be the indirect beneficial owner of the shares of common stock they hold by virtue of its authority to make decisions regarding the voting and disposition of such shares. Also excludes 100,000 shares of common stock issuable upon the exercise of a warrant held by Steven Halstedt that is exercisable within 60 days. While this warrant is held in Mr. Halstedt's name, it is held for the benefit of certain Centennial entities that may be deemed the beneficial owner of this warrant. Mr. Halstedt disclaims beneficial ownership of the shares underlying the warrant. Mr. Halstedt is one of four general partners of Centennial Holdings V. Acting alone, Mr. Halstedt does not have voting or investment power over any of these shares and, as a result, Mr. Halstedt disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. Mr. Goldman, is one of four general partners of Centennial Holdings V. Acting alone, Mr. Goldman does not have voting or investment power over any of these shares, and as a result disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. The address for Centennial Fund V, Mr. Halstedt and Mr. Goldman is 1428 Fifteenth Street, Denver, Colorado 80202.

(5)
Voting and investment power over these shares is held jointly by Mr. Edward Kane and Mr. Brooks Zug, the managing members of HarbourVest Partners, LLC, which is the managing member of HIPEP III—Direct Associates LLC, which in turn is the general partner of HarbourVest International Private Equity Partners III-Direct Fund L.P. Although Mr. William Johnston is a managing director and owner, or member, of HarbourVest Partners, LLC, Mr. Johnston is not a managing member of HarbourVest Partners, LLC and accordingly has no voting or investment power over these shares. Each of Messrs. Kane and Zug disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. The address of HarbourVest International Private Equity Partners III and of Messrs. Johnston, Kane and Zug is c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111.

(6)
Excludes 4,105,806 shares held by Centennial Fund V, L.P. and 613,241 shares held by other entities affiliated with Centennial Fund VI, L.P., including 90,995 shares held by Centennial Entrepreneurs Fund VI, L.P., 172,000 shares held by Centennial Strategic Partners VI, L.P. and 225,972 shares held by Centennial Holdings I, LLC. Centennial Fund VI has no voting or investment power over these shares and disclaims beneficial ownership of them. Centennial Entrepreneurs Fund VI, Centennial Holdings I, LLC and Centennial Strategic Partners VI each disclaim beneficial ownership of shares held by Centennial Fund VI. Centennial Holdings VI, LLC is the sole general partner of Centennial Fund VI and of Centennial Entrepreneurs Fund VI and is the managing member of CSP VI Management LLC, the general partner of Centennial Strategic Partners VI. Accordingly, Centennial Holdings VI LLC may be deemed to be the indirect beneficial owner of the shares of common stock they hold by virtue of its authority to make decisions regarding the voting and disposition of such shares. See note (4) for more information regarding the holdings of other Centennial entities. Mr. Halstedt is one of five managing principals of Centennial Holdings VI. Acting alone, Mr. Halstedt does not have voting or investment power over any of these shares and, as a result, Mr. Halstedt disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. Mr. Goldman, is one of five managing principals of Centennial Holdings VI. Acting alone, Mr. Goldman does not have voting or investment power over any of these shares and, as a result, Mr. Goldman disclaims beneficial ownership of any of these shares except to the extent of his pecuniary interest in them. The address for Centennial Fund VI is 1428 Fifteenth Street, Denver, Colorado 80202.

(7)
Shares beneficially owned by Providence Equity Partners L.P. include 3,386,118 shares of common stock held by Providence Equity Partners L.P. and 47,215 shares of common stock held by Providence Equity Partners II L.P., an entity affiliated with Providence Equity Partners L.P. The address for Providence Equity Partners L.P. and Providence Equity Partners II L.P. is 50 Kennedy Plaza, 900 Fleet Center, Providence, Rhode Island 02903.

(8)
Includes 110,000 shares of common stock issuable upon the exercise of options held by Mr. Maier that will be exercisable as of June 18, 2002.

(9)
Includes 325,235 shares of common stock issuable upon the exercise of options held by Mr. Nydell that will be exercisable as of June 18, 2002.

(10)
Includes 100,000 shares of common stock issuable upon the exercise of options held by Mr. Battista that will be exercisable as of June 18, 2002.

(11)
Includes 2,063,148 shares held by BCI Growth V, L.P., 40,609 shares held by BCI Investors LLC and 2,010 held by Mr. Eley. Mr. Eley is a general partner of BCI Growth V and, as such, may be deemed to share voting and investment power over these shares. Mr. Eley disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.

(12)
Includes 2,000 shares held by Mr. Puente's spouse and 100,000 shares of common stock issuable upon the exercise of options held by Mr. Puente that will be exercisable as of June 18, 2002.

(13)
Includes 3,235,405 shares of common stock currently held and issuable upon the exercise of options as of June 18, 2002 by our directors and executive officers.

REPORTING COMPLIANCE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain shareholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in our securities. Based on our review of Forms 3 and Forms 4 and amendments thereto, filed during the year ended December 31, 2001 and Forms 5 and amendments thereto filed with respect to the year ended December 31, 2001, and certain written representations, VIA does not believe that any of VIA's directors, officers or beneficial owners of more than 10% of our common stock failed to file a form or report a transaction on a timely basis.

RELATED TRANSACTIONS

        During 2001, VIA NET.WORKS Nederland b.v. ("VIA Nederland"), a wholly-owned indirect subsidiary of VIA, was party to an agreement with Carrier1 Internet Services ("Carrier1"). Under the agreement, which was renewable on a yearly basis, Carrier 1 provided global Internet transit services to VIA Nederland. Carrier1 was selected by VIA Nederland to provide the services after a competitive review of other providers. VIA Nederland paid Carrier1 approximately $290,000 during 2001. VIA Nederland terminated the agreement with Carrier1 in February 2002. Two of VIA's shareholders who hold over 5% of VIA's common stock, Providence Equity Partners LP ("PEPLP") and Providence Equity Partners II LP ("PEPIILP"), held 51% of the outstanding equity stock of Carrier1 throughout 2001. Mr. Mark Masiello, a principal of Providence Equity Partners Inc., managing partner of PEPLP and PEPIILP, was a member of the board of directors of VIA throughout 2001.

        On March 8, 2002, VIA NET.WORKS Europe Holding, B.V. ("VIA Europe"), a wholly-owned subsidiary of VIA, entered into a loan agreement with MERCUR Einhundertsechzehnte Vermögensverwaltung GmbH ("Mercur") under which VIA Europe agreed to lend Mercur $1 million. Mercur is a wholly-owned indirect subsidiary of Norwest Equity Partners VII LP ("NEP VII"), which is an affiliated fund of Norwest Venture Capital Management ("NVCM"). Norwest Equity Capital and Norwest Venture Partners VI L.P., affiliates of NVCM, hold over 5% of VIA's common stock. Erik Torgerson, a General Partner of Norwest Equity Partners and an officer of NVCM and a member of Norwest Equity Capital, is a member of VIA's board of directors and chairman of its audit committee. The loan by VIA is part of an aggregate $2.9 million lending facility being provided to Mercur by VIA, NEP VII and J.P. Morgan International Capital Corporation. The purpose of the facility was to enable Mercur to lend an equivalent amount to riodata GmbH, a German Internet virtual private network and data services provider ("riodata"). The loan to riodata was intended to provide riodata a period of time of approximately three weeks to pay its obligations and avoid being required to file for bankruptcy under German law. In exchange for the loan, riodata agreed to provide VIA, NEP VII and J.P. Morgan exclusive rights to conduct commercial, financial and legal due diligence on riodata for the purposes of a possible investment in riodata. Currently, NEP VII and J.P. Morgan are minority investors in riodata. VIA's loan participation was discussed and approved by its board of directors. Subsequent to the funding of the loan, VIA determined that, based on its diligence of riodata, it would not make any further investment in riodata. riodata has subsequently filed for insolvency under German law. There remains $1 million outstanding on the loan to Mercur. VIA expects to recover at least $600,000 of the loan.

INDEPENDENT ACCOUNTANTS AND FEES PAID

        PricewaterhouseCoopers LLP has acted as the Company's independent accountants for the fiscal year 2001 and has been recommended by the audit committee and appointed by the board of directors to act as the Company's independent accountants for fiscal year 2002. Representatives from PricewaterhouseCoopers LLP will not be present at the annual meeting, but will be available by phone to respond to any shareholder questions.

        The following table describes the fees paid by the Company to PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001:

Fees Paid
Audit Fees	$1,486,068
Financial Information Systems Design and Implementation Fees	0
Other Fees:
Audit-related services (a)	579,507
Other (b)	661,936

(a)
Audit related fees include fees for statutory audits of the Company's foreign subsidiaries and review of internal control structure.
(b)
Other fees include fees related to income tax compliance and related tax services and agreed-upon procedures, such as the analysis of financial processes and the evaluation.

        The amounts shown above include out-of-pocket expenses incurred by PricewaterhouseCoopers LLP in connection with the provision of such services. The amount shown for "Audit Fees" includes fees relating to the audit of our financial statements for the year ended December 31, 2001 and also includes fees relating to quarterly reviews of financial statements, including the Forms 10-Q for the three months ended March 30, June 30 and September 30, 2001.

        The audit committee has considered whether PricewaterhouseCoopers LLP's provision of the services generating "All Other Fees" is compatible with maintaining independence.

SHAREHOLDER PROPOSALS FOR THE 2003 PROXY STATEMENT

        Shareholder proposals that are intended to be voted upon at VIA's annual meeting held in 2003 must be received by the Company no later than December 27, 2002 in order to be considered for inclusion in VIA's proxy materials for the 2003 annual meeting. Please send any shareholder proposals to VIA NET.WORKS, Inc., 12100 Sunset Hills Road, Suite 110, Reston, Virginia 20190, Attn: Investor Relations, with a copy to the Company's General Counsel. In addition, any shareholder who wishes to propose a nominee to the board of directors or submit any other matter to a vote at the 2003 annual meeting of shareholders (other than a shareholder proposal included in VIA's proxy materials pursuant to SEC Rule 14a-8) must deliver the proposal to the Secretary of VIA at VIA's principal executive offices so that it is received by the Secretary of VIA no earlier than February 20, 2003, and no later than March 22, 2003, and must comply with the advance notice provisions and other requirements of Article 2, Section 2.2 of VIA's Bylaws, which are on file with the Securities and Exchange Commission and may be obtained from the Secretary of VIA upon request.

OTHER MATTERS

        The board of directors is not aware of any other matters to be presented at the annual meeting. If other matters properly come before the annual meeting, the proxies will be voted in accordance with the best judgment of the persons voting.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Matt S. Nydell
                       Senior Vice President,
                      General Counsel and Secretary

Reston, Virginia
Dated: April 26, 2002

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
VIA NET.WORKS, INC.

The undersigned shareholder(s) of VIA NET.WORKS, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement each dated April 26, 2002. The undersigned hereby appoints Steven C. Halstedt and Matt S. Nydell, proxies and attorneys-in-fact, with full power of substitution for each, on behalf of and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Shareholders of VIA NET.WORKS, Inc. to be held on Tuesday May 21, 2002, and at any adjournments of the Annual Meeting, and to vote all shares of common stock that the undersigned would be entitled to vote as if they were personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OF THE MEETING.

SEE REVERSE SIDE

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE

...
FOLD AND DETACH HERE

ANNUAL MEETING OF SHAREHOLDERS
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO
ATTEND THE ANNUAL MEETING OF VIA NET.WORKS, INC.
TUESDAY MAY 21, 2002
9:30 A.M. CENTRAL EUROPEAN TIME
HOTEL OKURA AMSTERDAM
FERDINAND BOLSTRAAT 333
1072 LH AMSTERDAM
THE NETHERLANDS

        AS A SHAREHOLDER OF RECORD, YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD OR, USE THE TOLL-FREE TELEPHONE NUMBER SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD TO AUTHORIZE A PROXY TO VOTE YOUR SHARES. YOU WILL REDUCE VIA'S EXPENSE AND TIME IN SOLICITING PROXIES IF YOU VOTE YOUR PROXY BY TELEPHONE.

The Board of Directors recommends a vote FOR Item 1.	Please mark your votes as indicated in the example.	☒
Item 1—ELECTION OF DIRECTORS	FOR all nominees noted to the left	WITHHOLD AUTHORITY for all nominees noted to the left
Nominees				YES	NO
01 Adam Goldman 02 Erik M. Torgerson	☐	☐	I PLAN TO ATTEND THE MEETING.	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

COMPANY NUMBER:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorneys, executor, administrator, trustee or guardian, please give full title as such.

...
FOLD AND DETACH HERE AND READ THE REVERSE SIDE

VOTE BY TELEPHONE
QUICK *** EASY *** IMMEDIATE

VIA NET.WORKS, INC.

TO VOTE YOUR PROXY BY PHONE

1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

•	You can now vote your shares through the telephone
•	24 hours/day - 7 days/week, until 12:00 midnight EDT on May 17, 2002
•	This eliminates the need to return the proxy card
•	Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
BY PHONE

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT FOR 2002 ANNUAL MEETING OF SHAREHOLDERS
PURPOSE OF THE MEETING
PROXIES AND VOTING PROCEDURES
ELECTION OF DIRECTORS—PROPOSAL 1
AUDIT COMMITTEE REPORT
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE GRAPH
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
OWNERSHIP OF SECURITIES
REPORTING COMPLIANCE SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED TRANSACTIONS
INDEPENDENT ACCOUNTANTS AND FEES PAID
SHAREHOLDER PROPOSALS FOR THE 2003 PROXY STATEMENT
OTHER MATTERS